Exhibit 23.2

Deloitte & Touche LLP Suite 400 3883 Howard Hughes Parkway Las Vegas, NV 89169-0924 USA Tel: +1 702 893 3100 Fax: +1 702 893 3298 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 26, 2021, relating to the financial statements of PlayStudios, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, NV

May 10, 2021

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